SPIRIT REALTY CAPITAL, INC. DIRECTOR COMPENSATION PROGRAM Effective January 1, 2015 This Spirit Realty Capital, Inc. (the “Company”) Director Compensation Program (this “Program”) for non-employee directors of the Company (“Directors”). Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan (the “Plan”). Cash Compensation Annual retainers will be paid in the following amounts to Directors: Director: $70,000 Chair of Audit Committee: $20,000 Chair of Compensation Committee: $20,000 Chair of Nominating and Corporate Governance Committee: $15,000 Lead Independent Director: $30,000 Audit Committee Member: $10,000 Compensation Committee Member: $7,500 Nominating and Corporate Governance Committee Member: $6,250 Annual retainers will be paid in four equal cash payments, with one payment quarterly at the end of each calendar quarter, with the final calendar quarter payment made prior to the end of the fiscal year. Each non-employee director will be paid $1,500 for each Board meeting attended in person and $750 attended telephonically. Each Director may elect to receive all or a portion of the aggregate payments to which they are entitled under the program in Common Stock of the Company. Such election shall be made at our prior to the first day of the quarter to which the payments relate, and the number of whole shares to which each Director shall be entitled shall be measured by dividing the aggregate payments owed by the average of the closing prices of the last ten trading days before the end of the quarter to which the payment relates. Equity Compensation Initial Restricted Stock Grant: Each Director who is initially elected or appointed to serve on the Board shall be granted Restricted Stock with a value of $85,000 on the date of such initial election or appointment (the “Initial Restricted Stock Grant”). The Initial Restricted Stock Grant shall vest in full on the first anniversary of the initial election or appointment of the Director, subject to continued service through the vesting date.

Annual Common Stock Grant: Each Director who is serving on the Board as of the date of each annual meeting of the Company’s stockholders shall be granted Restricted Stock with a value of $85,000 on such date (the “Annual Restricted Stock Grant”). The Annual Restricted Stock Grant shall vest in full on the anniversary of the grant date subject to continued service. Miscellaneous All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of Restricted Stock and Common Stock hereby are subject in all respects to the terms of such Plan (as applicable). The grant of any Restricted Stock under this Program shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by an executive officer of the Company. Effectiveness, Amendment, Modification and Termination This Program may be amended, modified or terminated by the Board in the future at its sole discretion. No Director shall have any rights hereunder, except with respect to any Restricted Stock or Common Stock granted pursuant to the Program.

Non-Employee Director Stock Ownership Guidelines Purpose: The purpose of the Stock Ownership Guidelines for non-employee directors is to align the interests of non-employee directors with the long-term interests of stockholders and further promote the commitment of Spirit Realty Capital, Inc. (“Spirit”) to sound corporate governance. Ownership Requirement: Each non-employee director is expected to hold an investment position in Spirit common stock equal in value to three times the annual retainer paid to directors. Measurement: Compliance with these ownership guidelines will be measured on the first trading day of each calendar year, using the annual director retainer then in effect, and the closing price of Spirit common stock on that day. Transition Period: There will be a transition period of five years for non-employee directors to achieve the ownership requirement. If at any time the annual retainer increases, the non-employee director will have five years from the time of such increase to acquire any additional shares needed to meet these guidelines. Non-employee directors will be expected to make steady progress toward meeting the guidelines throughout the five-year transition period. Holdings Considered: The following holdings will be considered when measuring stock ownership:  Shares owned individually, shares owned jointly with a spouse, or shares owned separately by a spouse and/or children that share the director's household; and  Restricted Stock Awards that have not yet vested.